Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on November 22, 2021, by and between Bright Lights Acquisition Corp, a Delaware corporation (“Issuer”), Bright Lights Parent Corp., a Delaware corporation and subsidiary of the Issuer (“ParentCo”), and the undersigned subscriber (the “Investor”).

WHEREAS, Issuer, ParentCo and the other parties named therein, will concurrently with the execution of this Subscription Agreement, enter into that certain Business Combination Agreement, dated as of the date hereof (as amended, amended and restated, modified, supplemented, or waived from time to time in accordance with its terms, the “BCA”), pursuant to which Issuer will be combined with Manscaped Holdings, LLC, a Delaware limited liability company (collectively with its subsidiaries, the “Company”), through a series of transactions resulting in, among other things, ParentCo becoming a publicly traded company listed on the Nasdaq Capital Market and acquiring a controlling interest in the Company in an “Up-C” structure in, on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, in connection with the Transaction, ParentCo is seeking commitments, severally and not jointly, from interested investors to purchase, prior to the closing of the Transaction, shares of ParentCo’s Class A common stock, par value $0.001 per share (the “Shares”), in a private placement for a purchase price of $9.20 per share (the “Per Share Subscription Price”);

WHEREAS, the aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount”; and

WHEREAS, (a) substantially concurrently with the execution of this Subscription Agreement, ParentCo is, severally and not jointly, entering into separate subscription agreements (collectively, the “Signing Subscription Agreements”) with certain investors (the “Signing Investors”) with an aggregate purchase price of $75,000,000 (inclusive of the Subscription Amount) (the “Initial PIPE Investment”), of which Sponsor and its affiliates and related parties are Signing Investors and have committed to acquire approximately $5,000,000 of the Initial PIPE Investment; and (b) may enter into one or more additional subscription agreements (collectively with the Signing Subscription Agreements, the “Other Subscription Agreements”) after the date hereof with additional investors (collectively with the Signing Investors, the “Other Investors”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the parties acknowledge and agree as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from ParentCo, and ParentCo hereby irrevocably agrees to sell to the Investor, the number of Shares set forth on the signature page of this Subscription Agreement, in each case, on the terms and subject to the conditions provided for herein. Notwithstanding anything to the contrary contained in this Subscription Agreement, the number of Shares that the Investor is obligated to purchase under this Subscription Agreement shall be reduced such that immediately after the Closing and the closing of the Transaction, the beneficial ownership of all entities that that are advised, managed or sponsored by the Investor’s portfolio manager (as disclosed on the signature page of this Subscription Agreement) (the “Relevant Entities”) of: (a) all Existing Securities (defined below), plus (b) all shares of Class A common stock acquired by the Relevant Entities on or after the date of this Agreement that the Relevant Entities have not transferred or elected to redeem or otherwise tender or submit for redemption through immediately prior to the Closing, plus (c) shares of Class A common stock issuable upon the exercise of all Issuer warrants acquired by the Relevant Entities (other than the Investing Desk) on or after the date of this Agreement that the Relevant Entities (other than the Investing Desk) have not transferred through immediately prior to the Closing, plus (d) the Shares subscribed for hereunder, minus (e) any portion of the Existing Securities which the Relevant Entities have sold subsequent to the date of this Agreement, does not exceed the beneficial ownership limit for Issuer’s Class A common stock (calculated in accordance with Rule 13d-3, except that the Issuer warrants shall be deemed exercisable within sixty days for purposes of such calculation), expressed as a percentage, solely to the extent set forth on the signature page of this Subscription Agreement (which shall not be lower than 8.49%) (the “Ownership Limit”), calculated in good faith by Issuer on a pro forma basis accounting for the Transaction and any redemptions. On the date of this Subscription Agreement, the Relevant Entities own the shares of Issuer’s Class A common stock and Issuer warrants set forth on the signature page of this Subscription Agreement (such disclosed shares, together with shares of Class A common stock issuable upon exercise of such disclosed warrants, the “Existing Securities”). During the week prior to the Bright Lights Shareholders Meeting (as defined in the BCA), Investor will provide the Issuer, promptly upon request, with documentary evidence reasonably requested by the Issuer to evidence the number of shares of Class A common stock and number of Issuer warrants that the Relevant Entities continue to own as of the day prior to delivery of such information. In addition, on the business day immediately preceding the Closing Date, Investor will provide the Issuer with documentary evidence of the number of shares of Class A common stock and number of Issuer warrants that the Relevant Entities continue to own as of the day prior to delivery of such information (the “Pre-Closing Securities Amount”). The Pre-Closing Securities Amount shall be the amount used to determine what reduction, if any, is to be made to the number of Shares that Investor is obligated to purchase under this Subscription Agreement. For purposes of this Section 1, the term “Investing Desk” shall mean the Investor; provided, however, that if the Investor is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets then the term “Investing Desk” shall mean only the portion of assets managed by the portfolio manager who made the investment decision to purchase the Shares covered by this Agreement; and provided, further, that the term “Investing Desk” shall not be read to include any entities under common management or that share an investment manager with the Investor.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), and be conditioned upon the prior or substantially concurrent consummation of the Transaction (the closing date of the Transaction, the “Transaction Closing Date”). Upon delivery of written notice from (or on behalf of) ParentCo to the Investor (the “Closing Notice”) that ParentCo reasonably expects all conditions to the closing of the Transaction to be satisfied or waived and all Closing Conditions of this Subscription Agreement to be satisfied on an expected Transaction Closing Date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver the Subscription Amount one (1) business days prior to the expected Closing Date by wire transfer of United States dollars in immediately available funds to the account(s) specified by ParentCo in the Closing Notice. On the Closing Date, ParentCo shall issue the Shares to the Investor and subsequently cause the Shares to be registered in book entry form in the name of the Investor on the ParentCo share register. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Prior to or at the Closing, Investor shall deliver to ParentCo a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Transaction Closing Date does not occur within two (2) business days after the Closing Date under this Subscription Agreement, ParentCo shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing.

3. Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(a) all conditions precedent to the closing of the Transaction set forth in the BCA shall have been satisfied (as determined by the parties to the BCA) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the BCA or by the Closing itself, but subject to their satisfaction or valid waiver at the closing of the Transactions), and the closing of the Transaction shall occur substantially concurrently with or immediately following the Closing;

(b) there shall not be in force any judgment, law, injunction order, rule or regulation (whether temporary, preliminary or permanent) entered by or with any governmental authority enjoining or prohibiting (i) the issuance and sale of the Shares under this Subscription Agreement or (ii) the consummation of the Transaction;

(c) solely with respect to the Investor’s obligation to close, no amendment, modification or waiver of the BCA by Issuer or ParentCo (as the same exists on the date of this Subscription Agreement) that has materially and adversely affected or would reasonably be expected to materially and adversely affect the economic benefits that Investor would reasonably expect to receive under this Subscription Agreement shall have occurred without the Investor’s written consent;

(d) (i) solely with respect to the Investor’s obligation to close, the representations and warranties made by Issuer and ParentCo, and (ii) solely with respect to ParentCo’s obligation to close, the representations and warranties made by the Investor, in each case, in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties qualified by materiality or Material Adverse Effect (as defined below), which shall be true and correct in all respects as of the Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) as of such date, in each case without giving effect to the consummation of the Transaction;

(e) solely with respect to the Investor’s obligation to close, Issuer and ParentCo shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(f)  solely with respect to the Investor’s obligation to close, and independently and separately from Section 3(g), and unless waived by a 90% majority in interest of the Investor and the Other Investors as a group (based on the collective aggregate amounts committed to purchase in this Subscription Agreement and the Other Subscription Agreements), no more than 75% of the Class A common shares of the Issuer eligible for redemption in connection with the Company’s request for approval of the Transaction (it being agreed eligibility shall be based upon not only the terms of the Issuer’s certificate of incorporation but also any contractual arrangements between a holder of Issuer common shares and the Issuer), shall have been submitted to the Issuer for redemption and not withdrawn prior to the Closing;

(g) solely with respect to the obligation to close of an Investor that (together with its affiliates) is acquiring at least 100,000 Shares, and independently and separately from Section 3(f), no more than 85% of the Class A common shares of the Issuer eligible for redemption in connection with the Company’s request for approval of the Transaction (it being agreed eligibility shall be based upon not only the terms of the Issuer’s certificate of incorporation but also any contractual arrangements between a holder of Issuer common shares and the Issuer), shall have been submitted to the Issuer for redemption and not withdrawn prior to the Closing;

(h) solely with respect to the Investor’s obligation to close, none of the Issuer or ParentCo shall have entered into any Other Subscription Agreement with a lower Per Share Subscription Price or other term (economic or otherwise) more favorable in any material respect to an Other Investor than as set forth in this Subscription Agreement, and there shall not have been any amendment, waiver or modification to any Other Subscription Agreement that materially benefits any Other Investor unless the Investor has been offered the same benefit; and

(i)  solely with respect to the Investor’s obligation to close: (A) there has been no default in the performance of the obligations of any Other Investor with respect to the Other Subscription Agreements, that represents $10 million or more in aggregate proceeds; and (B) the sum of (i) the net proceeds due from the Investor under this Subscription Agreement and (ii) the net proceeds actually raised from the non-defaulting Other Investors at Closing are no less than $75 million.

4. Further Assurances. At the Closing, each of the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary to consummate the subscription as contemplated by this Subscription Agreement.

5. Issuer and Company Representations and Warranties. Issuer and ParentCo (as applicable) represents and warrants to the Investor, as of the date hereof and as of the Closing date, that:

(a) Each of Issuer and ParentCo has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. Other than Issuer’s subsidiary, ParentCo, which was formed in connection with the Transaction, Issuer has no direct or indirect subsidiaries, and does not own or hold the right to acquire any stock, partnership interest or joint venture interest or other equity interest in any other partnership, corporation, organization or entity.

(b) As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Issuer or ParentCo’s certificate of incorporation and bylaws (as in effect at such time of issuance) or under the Delaware General Corporation Law.

(c) This Subscription Agreement and the BCA have been duly authorized, executed and delivered by each of Issuer and ParentCo and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against each of Issuer and ParentCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The execution and delivery of this Subscription Agreement and the BCA, and the issuance and sale by ParentCo of the Shares pursuant to and the compliance by ParentCo with all of the provisions of this Subscription Agreement and the BCA, and the consummation of the transactions contemplated in this Subscription Agreement and the BCA will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Issuer, ParentCo or any of its subsidiaries or the Shares pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which ParentCo or any of its subsidiaries is a party or by which Issuer, ParentCo or any of its subsidiaries is bound or to which any of the property or assets of ParentCo is subject, (ii) affect the ability of Issuer, ParentCo or any of its subsidiaries to timely consummate the Transaction, the validity of the Shares, or the legal authority or ability of Issuer or ParentCo to comply in all material respects with their obligations under this Subscription Agreement, including the issuance and sale of the Shares, (iii) result in any violation of the provisions of the organizational documents of ParentCo; or (iv) result in any violation of any statute or any law, judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Issuer, ParentCo or any of its properties, in each case of clauses (i) through (iv) in a manner that would reasonably be expected to give rise to a material adverse effect on (x) the business, properties, financial condition or results of operations of ParentCo and its subsidiaries (treating the Transactions as having been consummated), taken as a whole, (y) the validity of the Shares or (z) the legal authority of Issuer or ParentCo to perform, in all material respects, its obligations under this Subscription Agreement, each of (x)-(z) a “Material Adverse Effect”.

(e) As of their respective filing dates, all reports, forms, statements, schedules, prospectuses, proxy statements, registration statements and other documents required to be filed, or actually filed, by Issuer with the U.S. Securities and Exchange Commission (the “SEC”) since its inception (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Issuer has timely filed with the SEC each SEC Report that Issuer was required to file with the SEC. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by Issuer from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. Except as disclosed in the SEC Reports, the financial statements of Issuer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of Issuer as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of interim unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. Notwithstanding the foregoing, the representations and warranties in this Section 5(e) shall not apply to any information or statement in the SEC Reports that relates to the accounting treatment of Issuer’s issued and outstanding Warrants, or as to any deficiencies in disclosure (including, without limitation, with respect to internal control over financial reporting or disclosure controls and procedures) arising from the treatment of such Warrants as equity rather than liabilities in the Issuer’s financial statements, in light of the Commission’s “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” issued on April 12, 2021.

(f)  Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Shares by ParentCo to the Investor hereunder or to any Other Investor pursuant to the Other Investor’s Other Subscription Agreement.

(g) Neither Issuer nor ParentCo, nor any person acting on either’s behalf, has offered or sold the Shares by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in violation of the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h) Neither Issuer nor ParentCo is under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agents (as defined below). Other than the Placement Agents, neither Issuer nor ParentCo are aware of any person that has been paid, or has been promised to be paid, either directly or indirectly, remuneration for solicitation of purchasers in connection with the sale of any Shares in connection with the Subscription Agreements. Issuer and ParentCo are solely responsible for the payment of any fees, costs, expenses and commissions of the Placement Agents in connection with the sale of the Shares.

(i)  As of the date hereof, the Class A common stock, par value $0.0001 per share, of Issuer is registered pursuant to Section 12(b) of the Exchange Act and listed for trading on Nasdaq. There is no suit, action, claim, proceeding or investigation pending or, to the knowledge of Issuer, threatened against Issuer by Nasdaq or the SEC to deregister the Class A common stock or to prohibit or terminate the listing of the Class A common stock on Nasdaq. Except in connection with the Transactions, Issuer has taken no action that is designed to terminate the registration of the Class A common stock under the Exchange Act prior to the Subscription Closing.

(j)  The Other Subscription Agreements reflect the same Per Share Subscription Price and other terms with respect to the purchase of the Shares that are no more favorable to such Other Investor thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares. Neither Issuer nor ParentCo has entered into any subscription agreement, side letter or other agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s direct or indirect investment in ParentCo other than (i) the Other Subscription Agreements, and (ii) the BCA.

(k) Issuer and ParentCo acknowledge and agree that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares under this Subscription Agreement, and Investor effecting a pledge of Shares shall not be required to provide Issuer or ParentCo with any notice thereof or otherwise make any delivery to Issuer or ParentCo pursuant to this Subscription Agreement. In connection with any such pledge, Issuer or ParentCo shall provide any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and reasonable comment by Issuer and ParentCo.

(l)  Neither Issuer nor ParentCo are required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Issuer or ParentCo of the BCA or this Subscription Agreement (including, without limitation, the issuance of the Shares pursuant to this Subscription Agreement), other than (i) filing with the SEC of the Registration Statement (as defined below), (ii) filings required by Nasdaq, or such other applicable stock exchange on which Issuer’s common stock is then listed and (iii) those the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Issuer and ParentCo are in compliance with all applicable laws and rules of Nasdaq; provided, that Investor acknowledges that Issuer shall delist its securities from Nasdaq upon consummation of the Transactions.

(m) The authorized capital stock of Issuer consists of 380,000,000 shares of Class A common stock, par value $0.001 per share, of which 23,000,000 shares are outstanding (all of which shares of common stock are subject to possible redemption), 20,000,000 shares of Class B common stock, of which 5,750,000 shares are outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding. No other shares of capital stock or other voting securities of Issuer are issued, reserved for issuance or outstanding. All issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, Issuer’s organizational documents or any contract to which Issuer, ParentCo or any of its subsidiaries are a party or by which Issuer, ParentCo or any of its subsidiaries are bound. Except pursuant to the BCA and the organizational documents of Issuer, there are no outstanding contractual obligations of Issuer or ParentCo to repurchase, redeem or otherwise acquire any Shares or any capital equity of Issuer or ParentCo. Except pursuant to the BCA, there are no securities or instruments issued by or to which Issuer or ParentCo are a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares pursuant to this Subscription Agreement or (ii) the shares to be issued pursuant to any Other Subscription Agreement, that have not been or will not be validly waived on or prior to the Closing Date. Except as contemplated by the Transactions, there are no outstanding contractual obligations of Issuer or ParentCo to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity. Except for working capital loans made from Bright Lights Sponsor LLC or pursuant to the Other Subscription Agreements, the BCA and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants, or other rights to subscribe for, purchase or acquire from Issuer or ParentCo any equity interests in Issuer, or securities convertible into or exchangeable or exercisable for any such equity interests. There are no stockholder agreements, voting trusts or other agreements or understandings to which Issuer or ParentCo are a party or by which Issuer or ParentCo are bound relating to the voting of any securities of Issuer, other than (1) as set forth in the SEC Reports and (2) as contemplated by the BCA.

(n) Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Issuer, ParentCo or any of its subsidiaries, threatened against Issuer, ParentCo or any of its subsidiaries or (ii) judgment, decree, injunction, ruling or order of any governmental entity, self-regulatory organization or arbitrator outstanding against Issuer, ParentCo or any of its subsidiaries.

(o) Issuer is in compliance with all applicable law, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Issuer has not received any written communication from a governmental authority that alleges that Issuer is not in compliance with or is in default or violation of any applicable law, except where the costs of curing such violation and the consequences of such violation (including penalties, fines, injunctions or other remedies) would not be material to the Issuer.

(p) Issuer is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q) The Company intends to repay or refinance approximately $31 million of outstanding indebtedness in connection with the Transactions.

(r)  There has been no action taken by Issuer, ParentCo or any of its subsidiaries or the Company (collectively, the “Entities”), or, to the knowledge of any of the Entities, any officer, director, equityholder, manager, employee, agent or representative of any of the Entities, in each case, acting on behalf of any of the Entities, in violation of any applicable Anti-Corruption Laws (as herein defined), (i) none of the Entities have been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) none of the Entities have conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) none of the Entities have received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

6. Investor Representations and Warranties. The Investor represents and warrants to Issuer and ParentCo, as of the date hereof and as of the Closing date, that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor or the investment advisor to which the Investor has delegated decision-making authority over investments has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

(b) The Investor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that ParentCo is not required to register the Shares except as set forth in Section 7 of this Subscription Agreement. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to ParentCo or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions therefor (including those set out in Rule 144(i) which are applicable to the Issuer), or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, including pursuant to a private sale effected under Section 4(a)(7) of the Securities Act or applicable formal or informal SEC interpretation or guidance, such as a so-called “4(a)(1)(½)” sale, and in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any book entries representing the Shares shall contain a restrictive legend to such effect, which legend shall be subject to removal as set forth herein. The Investor acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. By making the representations in this Section 6(b), the Investor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c) The Investor acknowledges and agrees that the Investor is purchasing the Shares from ParentCo. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Issuer, ParentCo, the Placement Agents, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Issuer or ParentCo expressly set forth in Section 5 of this Subscription Agreement and the SEC Reports.

(d) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary to make an investment decision with respect to the Shares, including, with respect to Issuer, ParentCo, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed Issuer’s SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(e) The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Issuer, ParentCo, the Company or a representative of Issuer, ParentCo or the Company, or by means of contact from the Placement Agents, and the Shares were offered to the Investor solely by direct contact between the Investor and Issuer, ParentCo, the Company or a representative of Issuer, ParentCo or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Issuer, ParentCo, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the SEC Reports and the representations and warranties of Issuer or ParentCo contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in ParentCo.

(f)  The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Issuer’s SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor is able to sustain a complete loss on its investment in the Shares and it will not look to the Placement Agents for all or part of any such loss or losses the Investor may suffer. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that none of Issuer, ParentCo or the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(g) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in ParentCo. The Investor acknowledges specifically that a possibility of total loss exists.

(h) In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor, the SEC Reports, and the representations and warranties of Issuer and ParentCo in Section 5. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning Issuer, ParentCo, the Company, the Transaction, the BCA, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares. The Investor acknowledges and agrees that none of the Placement Agents, or any affiliate of the Placement Agents, has provided Investor with any information or advice with respect to the Shares nor is such information or advice necessary or desired. None of the Placement Agents or any of their respective affiliates has made or makes any representation as to the Company or the quality or value of the Shares and the Placement Agents and any of their respective affiliates may have acquired nonpublic information with respect to the Company which the Investor agrees need not be provided to it.

(i)  The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(j)  The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, and has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(k) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor or the investment advisor to which the Investor has delegated decision-making authority over investments, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor or the investment advisor to which the Investor has delegated decision-making authority over investments on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Issuer, ParentCo, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(l)  Neither the Investor nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(m) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) none of Issuer, ParentCo, or any of their respective affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (B) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(n) No disclosure or offering document has been prepared by Jefferies LLC, Moelis & Company LLC or Deutsche Bank Securities, LLC (the “Placement Agents”) or any of their respective affiliates in connection with the offer and sale of the Shares. None of the Placement Agents or any of their respective directors, officers, employees, representatives or controlling persons has made any independent investigation with respect to the Company, the Shares or the completeness or accuracy of any information provided to Investor. The Investor agrees that neither of the Placement Agents, nor any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, shall be liable to Investor pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

(o) None of the Placement Agents, nor any of their respective affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to Issuer, ParentCo, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Issuer or ParentCo.

(p) In connection with the issue and purchase of the Shares, none of the Placement Agents, nor any of their respective affiliates, has acted as the Investor’s financial advisor or fiduciary.

(q) The Investor has or has commitments to have and, when required to deliver payment to ParentCo pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

7. Registration Rights.

(a) ParentCo agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Deadline”), ParentCo will file with the SEC (at its sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act (the “Registration Statement”), the resale of all Shares acquired by the Investor pursuant to this Agreement which are eligible for registration (determined as of two (2) business days prior to such submission or filing) (the “Registrable Securities”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (1) the 60th calendar day after the Filing Deadline (or the 90th calendar day if the SEC notifies ParentCo that it will “review” the Registration Statement) and (2) the fifth business day after the date ParentCo is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”). ParentCo will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least five (5) business days in advance of the filing of the Registration Statement; provided that, for the avoidance of doubt, in no event shall ParentCo be required to delay or postpone the filing of such Registration Statement as a result of or in connection with the Investor’s review. Any failure by ParentCo to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve ParentCo of its obligations to file a Registration Statement as set forth above in this Section 7. ParentCo shall file with the SEC a final form of prospectus pursuant to Rule 424 (or successor thereto) under the Securities Act no later than the second business day after the Registration Statement becomes effective. The Registration Statement shall include a “plan of distribution” that permits all lawful means of disposition of the Registrable Securities by the Investor, including block sales, agented transactions, sales directly into the market and other customary provisions (but, excluding for the avoidance of doubt, underwritten offerings). ParentCo’s obligations to include the Registrable Securities for resale in the Registration Statement are contingent upon the Investor furnishing in writing to ParentCo such information regarding the Investor, the securities of ParentCo held by the Investor and the intended method of disposition of such Registrable Securities as shall be reasonably requested by ParentCo to effect the registration of such Registrable Securities, and Investor shall execute such documents in connection with such registration as ParentCo may reasonably request that are customary of a selling stockholder in similar situations. For as long as the Investor holds the Registrable Securities being offered hereby, ParentCo will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as ParentCo remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the undersigned to resell Registrable Securities pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable, including providing any legal opinions to ParentCo’s transfer agent. Prior to ParentCo and its transfer agent agreeing to a form of representation letter to be given in connection with any legend removal opinion, ParentCo shall allow the Investor to review such form and shall cooperate, reasonably and in good faith, and take such action as may reasonably be requested by the Investor, consistent with the terms of this Subscription Agreement, in connection with the registration of the shares. In no event shall the Investor be required to represent, warrant, agree, acknowledge, or covenant for the Subscribed Shares to be returned to its account.

(b) ParentCo shall, if requested by the Investor:

(i)  cause the removal of any restrictive legend set forth on the Shares, and

(ii) issue Shares without any such legend in book-entry or by electronic delivery through The Depository Trust Company, at the Investor’s option, within two (2) Business Days of such request, provided that in each case of clause (b)(i) and clause (b)(ii)

(A) either:

(x) such Shares are registered for resale under the Securities Act and the Investor has sold or proposes to sell such Shares pursuant to such registration, or

(y) the Investor has sold or transferred, or proposes to sell or transfer, Shares pursuant to Rule 144, or

(B) ParentCo, its counsel or the Transfer Agent have received customary representation and other documentation from the Investor that is reasonably necessary to establish that restrictive legends are no longer required as reasonably requested by ParentCo, its counsel or the Transfer Agent.

With respect to clause (A)(x), while the Registration Statement is effective, if restrictive legends are no longer required for such Shares, ParentCo shall, in accordance with the provisions of Section 7 and within two (2) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares.

(c) At its expense ParentCo shall:

(i)  except for such times as ParentCo is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which ParentCo determines to obtain, continuously effective with respect to Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Investor ceases to hold any Registrable Securities, (B) the date all Registrable Securities held by Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for ParentCo to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) three (3) years from the date of effectiveness of the Registration Statement. The period of time during which ParentCo is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, advise Investor, as expeditiously as possible:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional in-formation;

(3) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by ParentCo of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, ParentCo shall not, when so advising Investor of such events, provide Investor with any material, nonpublic information regarding ParentCo other than to the extent that providing notice to Investor of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding ParentCo;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated in Section 7(c)(ii)(4) above, except for such times as ParentCo is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, ParentCo shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Registrable Securities to (1) qualify for listing on Nasdaq or such other national securities exchange upon which the Shares are then listed, and (2) update or amend the Registration Statement as necessary to include all of the Shares offered hereby;

(vi) during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement; and

(vii) during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Agreement, in connection with the registration of the Registrable Securities.

(d) Notwithstanding anything to the contrary in this Subscription Agreement, ParentCo shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if the board of directors of ParentCo reasonably determines in good faith and upon the advice of counsel that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by ParentCo or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event ParentCo’s board of directors reasonably believes would require additional disclosure by ParentCo in the Registration Statement of material information that ParentCo has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of ParentCo’s board of directors in good faith and upon the advice of counsel to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of ParentCo’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to ParentCo and the majority of the ParentCo board or directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that ParentCo shall not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from ParentCo of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Investor receives copies of a supplemental or amended prospectus (which ParentCo agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by ParentCo that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by ParentCo unless otherwise required by law or subpoena. If so directed by ParentCo, Investor will deliver to ParentCo or, in Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (A) to the extent Investor is required to retain a copy of such prospectus (1) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary, ParentCo shall cause its transfer agent to deliver unlegended Shares to a transferee of an Investor in connection with any sale of Shares with respect to which an Investor has entered into a contract for sale, prior to such Investor’s receipt of the notice of a Suspension Event and for which such Investor has not yet settled.

(e) Indemnification.

(i)  ParentCo agrees to indemnify and hold harmless, to the extent permitted by law, Investor (to the extent named as a selling stockholder under the Registration Statement), its directors, officers, partners, managers, members, stockholders, employees, agents and each person who controls Investor (within the meaning of the Securities Act) and each affiliate of Investor (within the meaning of Rule 405 under the Securities Act), to the extent permitted by law, from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to ParentCo by or on behalf of such Investor expressly for use therein.

(ii) In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish (or cause to be furnished) to ParentCo in writing such information and affidavits as ParentCo reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify ParentCo, its directors and officers and each person or entity who controls ParentCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by or on behalf of such Investor expressly for use therein; provided, however, that the liability of such Investor shall be several and not joint with any Other Investor and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Securities giving rise to such indemnification obligation.

(iii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 7(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(e)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the BCA is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied at, or are not capable of being satisfied on or prior to, the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing, and (d) June 22, 2022 if the closing of the Transaction has not occurred on or before such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. ParentCo shall notify the Investor of the termination of the BCA promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 8, any monies paid by the Investor to ParentCo in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Investor.

9. Trust Account Waiver. The Investor acknowledges that Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Issuer and one or more businesses or assets. The Investor further acknowledges that, as described in Issuer’s prospectus relating to its initial public offering dated January 15, 2021 (the “IPO Prospectus”) available at www.sec.gov, substantially all of Issuer’s assets consist of the cash proceeds of Issuer’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Issuer, its public shareholders and the underwriter of Issuer’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, that nothing in this Section 9 shall (x) serve or be deemed to limit or prohibit Investor’s right to pursue a claim against Issuer for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief; (y) serve or be deemed to limit or prohibit any claims that Investor may have in the future against Issuer’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with such funds); or (z) be deemed to limit Investor’s right to distributions from the Trust Account in accordance with the Issuer’s organizational documents in respect of the shares acquired by any means other than pursuant to this Subscription Agreement or any Investor’s right, title, interest or claim to the Trust Account, or to any monies held therein, by virtue of such Investor’s record or beneficial ownership of securities of the Company acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company.

10. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any, and the rights set forth in Section 7) or Issuer or ParentCo may be transferred or assigned, other than an assignment by the Investor to any fund or account managed by the same investment manager as the Investor or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions, provided, that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby. Neither this Subscription Agreement nor any rights that may accrue to Issuer or ParentCo hereunder or any of Issuer’s or ParentCo’s obligations may be transferred or assigned other than pursuant to the Transaction.

(b) Issuer or ParentCo may request from the Investor such additional information as Issuer or ParentCo may deem in good faith reasonably necessary to evaluate the eligibility of the Investor to acquire the Shares and in connection with the inclusion of the Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that Issuer and ParentCo agree to keep any such information confidential. The Investor acknowledges that Issuer or ParentCo may file a form of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Issuer or ParentCo.

(c) The Investor acknowledges that Issuer, ParentCo and the Placement Agents (as third party beneficiaries with the right to enforce Section 4, Section 5, Section 6, Section 10, and Section 11 hereof on their own behalf and not, for the avoidance of doubt, on behalf of Issuer or ParentCo) will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Issuer, ParentCo and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.

(d) Issuer, ParentCo, the Placement Agents and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) Issuer, ParentCo, the Placement Agents, and any of their respective affiliates may now or in the future own securities of the Issuer and may purchase securities in the Transaction.

(f)  All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing.

(g) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 3(d) and Section 8 above) except by an instrument in writing, signed by each of the parties hereto and, to the extent required by the BCA, by the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(h) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7(c), Section 10(c) and Section 10(d) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(i)  Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j)  If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l)  The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(m) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE court of chancery of the state of delaware (or, to the extent such court does not have subject matter jurisdiction, the superior court of the state of delaware, or the united states district court for the district of delaware) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A delaware STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(m) OR SECTION 13 OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(n) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(n).

11. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the SEC Reports and statements, representations and warranties of Issuer or ParentCo expressly contained in this Subscription Agreement, in making its investment or decision to invest in ParentCo. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, (iii) any other party to the BCA (other than Issuer or ParentCo), or (iv) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of Issuer, ParentCo, the Company or any other party to the BCA shall be liable to the Investor, or to any Other Investor, pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer or ParentCo, the Company, the Placement Agents or any Non-Party Affiliate concerning the Issuer or ParentCo, the Company, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the BCA or the transactions contemplated hereby and thereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Issuer or ParentCo, the Company, any Placement Agent or any of the Issuer’s, ParentCo’s, the Company’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

12. Press Releases. Issuer shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the Initial PIPE Investment, all material terms of the Transaction and any other material, non-public information that Issuer and ParentCo have provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, Investor shall not be in possession of any material, non-public information received from Issuer, ParentCo or any of their respective officers, directors, employees, or agents (including the Placement Agents) relating to the transactions contemplated by this Subscription Agreement, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement (if any), whether written or oral with the Issuer, ParentCo or the Company, or any of their affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer, ParentCo and the Company shall not, without the prior written consent of the Investor, disclose to third parties (including publicly) the name of the Investor or any of its advisors or affiliates, or include the name of the Investor or any of its affiliates (i) in any press release or (ii) in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of the Investor, except to the extent such disclosure is required by law, any governmental authority or stock exchange rule, in which case ParentCo shall provide the Investor with prior written notice (to the extent permitted by laws) of such disclosure permitted under this clause and shall reasonably consult with the Investor regarding such disclosure.

13. Separate Obligations. The decision of the Investor to purchase the Shares pursuant to this Subscription Agreement has been made by the Investor independently of any Other Investor or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, ParentCo, or the Company, or any of their respective subsidiaries which may have been made or given by any Other Investor or investor or by any agent or employee of any Other Investor or investor, and neither Investor nor any of its agents or employees shall have any liability to any Other Investor or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Investor or investor pursuant hereto or thereto, shall be deemed to constitute the Investor and Other Investors or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor acknowledges that no Other Investor has acted as agent for the Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of the Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor or investor to be joined as an additional party in any proceeding for such purpose.

14. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

if to the Investor, to the address provided on the Investor’s signature page hereto;

with copies to (which shall not constitute notice) Counsel; and

if to ParentCo or Issuer, to:

Bright Lights Acquisition Corp
12100 Wilshire Blvd, Suite 1150

Los Angeles, California 90025

Attention:	Michael Mahan
Email:	Chief Executive Officer

with copies to (which shall not constitute notice), to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, CA 94301

Attention:	Michael Mies
Email:	michael.mies@skadden.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Issuer and ParentCo has accepted this Subscription Agreement as of the date set forth below.

BRIGHT LIGHTS ACQUISITION CORP.

By:
Name:
Title:

Date:  November 22, 2021

BRIGHT LIGHTS PARENT CORP.

By:
Name:
Title:

Date: November 22, 2021

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: ___________________________	State/Country of Formation or Domicile: _____________
By: _____________________________________	Existing Securities: ___________________________
Name: ___________________________________	Ownership Limit(1):___________________________
Title: ___________________________________ Date: ________, 2021	(1) To be expressed as a percentage of the Class A common stock of ParentCo. (calculated in accordance with Rule 13d-3, except that the Issuer warrants shall be deemed exercisable within sixty days for purposes of such calculation).
Name in which Shares are to be registered (if different): ___________________________________
Investor’s EIN: _________________
Business Address-Street: __________________________________________	Mailing Address-Street (if different): ___________________________________________
City, State, Zip: __________________________________________	City, State, Zip: ___________________________________________
Attn: ____________________________________	Attn: ____________________________________
Telephone No.: _____________________________	Telephone No.: ______________________________
Facsimile No.: ______________________________	Facsimile No.: _______________________________
Number of Shares subscribed for: ________________________

Aggregate Subscription Amount: $ _______________________ Price Per Share: $9.20

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by ParentCo in the Closing Notice.

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

[Schedule A to Subscription Agreement]